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Exhibit 10.7

RENTAL AGREEMENT

This agreement, entered into this first day of October 1999, by and between UNITED ENERGY CORP. and GSI, hereinafter called respectively lessor and lessee.

Witnesseth: That for and in consideration of the payment of the rents and the performance of the convenants contained on the part of lessee said lessor does hereby demise and let unto the lessee, and lessee hires from lessor use as an industrious premises described as                        located at No. 17 floor, United Technology Building #A, Fantz PO, Chupei City for a tenancy from Oct. 1, 1999 to Sep. 30, 2004, for five years.

Rental payment
1st year	NT$	132,000.00
2nd year		136,000.00
3rd year		144,000.00
4th year		151,000.00
5th year		158,000.00

Parking fee is payable monthly in advance on the 1st day of each and every month. Rent will be paid for 12 months, lessor notifies lessee to pay at Oct 1, and lessee will be paid three days before November 1. If there is a returned check, the lessee will be adding 2% interest for each day late, and lessor could stop rental agreement, lessee will have to move out. Deposit is NT$390.000.00, after the end of lease the lessor will pay for all utilities including the electric, gas, and telephone bill. Lessor will give a receipt for the check from lessee when lessor pays income tax.

The limit of rental:

1.
Lessee shall not sub-lease the demised premises or any part thereof, or assign this agreement without the lessor's written consent.

2.
Lessee couldn't use building for resident use.

3.
Lessee shall keep and maintain the premises in a clean and sanitary condition at all times.

4.
That all alterations, additions, or improvements made in and to the said premises shall, unless otherwise provided by written agreement between the parties hereto, be the property of lessor and shall remain upon and be surrendered with the premises.

Failure to obey the rule:

1.
If lessee disobeys the rule, lessor could stop the agreement and take over the building.

2.
Rental agreement is in effect to the ending date, lessee shall return the building to lessor and cannot ask any additional fees. When the lease ends, the lessor will take the equipment in the building. If lessee fails to move by the end of the lease, a monthly rent 2% to the lessor will be deducted from the deposit.

3.
If lessee doesn't follow the contract, the lessor could sue lessee.

Additional agreement:

1.
Lessee's business should pay income taxes to IRS and have not owed IRS in the past.

2.
The building cannot store dangerous cargo.

3.
The lessor pays property taxes. Electricity, water, gas, telephone and business taxes by lessee.

4.
If the areas in the building need fixing, the lessee should do regular maintenance.

5.
Lessee moves out before the rental agreement, the rent will not be refunded.

6.
Rental agreement must kept by both parties, otherwise the losing party will pay for all legal costs.

7.
If lessee wants to cancel the contract, and if both parties can find new lessee to continue the rental, the rent will not be refunded, and the lessee will pay for the remaining period.

8.
Supporter of lessee would keep the responsibility of the contract, and won't give up duty.

9.
The paper work will be delivered to each party.

10.
Contract will not be given to another party except another partner.

11.
Air-condition system, ceiling, and electricity are the responsibility of the lessor and the lessee pays for the utilities.

The rule of agreement: If lessee will not return the building after the ending date, or doesn't want to pay rent, the partner will then be responsible.

Both parties will settle disagreements in Shin-Chu district court.

Both parties have the contract copy.

The contract of rental agreement says that if the lessee needs more space, then lessor will offer an addition space in the building; otherwise lessee could stop the contract.

If the building new, and the structure is not safe for use, lessee could stop the contract, and lessor will pay for the loss of lessee.

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  Exhibit 10.7
RENTAL AGREEMENT